UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) - March 28, 2007

TXU CORP.
(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TXU ENERGY COMPANY LLC
(Exact name of registrant as specified in its charter)

DELAWARE	33-108876	75-2967817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411
(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code - (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Reference is made to the discussion in each of the TXU Corp. and TXU Energy Company LLC (“TXU Energy Company”) 2006 Annual Reports on Form 10-K under Item. 3 LEGAL PROCEEDINGS - Regulatory Investigation regarding the Public Utility Commission of Texas’ (the “Commission”) commencement of an informal investigation as a result of observations noted in the report prepared by Potomac Economics, the consultant engaged by the Commission to investigate the market activities of TXU Portfolio Management Company (“TXU Portfolio Management”) in ERCOT during certain periods of the summer of 2005, and the 8-K issued on March 13, 2007 by TXU Corp. and TXU Energy Company regarding the release of Potomac's opinion that TXU Portfolio Management’s bidding behavior during the period in question was not competitive and resulted in increased income of $19.6 million for TXU Portfolio Management.

On March 28, 2007, the Executive Director of the Commission notified (the “Notice of Violation”) TXU Corp., its power generation affiliates and TXU Portfolio Management (hereinafter collectively referred to as “TXU”) that the Commission staff is recommending an enforcement action, including the assessment of administrative penalties, against TXU for alleged market power abuse in the ERCOT balancing energy segment of the market during certain periods of the summer of 2005. The Notice of Violation is premised upon the Commission staff’s allegation that TXU Portfolio Management’s bidding behavior during the period in question was not competitive and increased market participants’ costs of balancing energy by approximately $70 million. The Commission staff has recommended that TXU be required to pay administrative penalties in the amount of $140,000,000 and refund $70,000,000 allegedly received by TXU in connection with the alleged market power abuse.

On March 29, 2007, TXU requested a hearing to contest the alleged occurrence of a violation and the amount of the penalty proposed in the Notice of Violation. TXU Corp. and TXU Energy Company believe TXU Portfolio Management’s conduct during the period in question was consistent with the Commission’s rules and policies, that TXU committed no market power abuse and, accordingly, intend to vigorously contest the recommendations contained in the Notice of Violation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the following registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TXU CORP.
By:	/s/ David P. Poole
Name:	David P. Poole
Title:	Executive Vice President and General Counsel

TXU ENERGY COMPANY LLC
By:	/s/ David P. Poole
Name:	David P. Poole
Title:	Executive Vice President

Dated: March 30, 2007

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